UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2022

Isoray, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2022, Isoray, Inc. (the “Company”), Isoray Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Viewpoint Molecular Targeting, Inc., a Delaware corporation, and Cameron Gray entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”), which amends the Agreement and Plan of Merger entered into by the parties on September 27, 2022 and disclosed on the Form 8-K filed by the Company on September 28, 2022.

The Amendment changes the total number of shares of common stock referenced in the Agreement that the Company will seek approval to issue from 400,000,000 to 750,000,000 by means of an amendment to the Company’s Certificate of Incorporation, as the Board of Directors of the Company determined that the authorization of additional shares would be advantageous in order to make additional shares available for future capital raises. The Amendment also clarifies that approval of the Merger (as defined in the Agreement) by the Company’s stockholders is not required under Delaware law.

The above description is only a summary of the material terms of the Amendment, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	First Amendment to Agreement and Plan of Merger, dated October 21, 2022, between Isoray, Inc., Isoray Acquisition Corp., Viewpoint Molecular Targeting, Inc., and Cameron Gray.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2022

Isoray, Inc., a Delaware corporation

By:	/s/ Lori A. Woods
Lori A. Woods, CEO